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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): JULY 21, 2004

                            WESCO INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                        Commission file number 001-14989

                 DELAWARE                                  25-1723342
       (State or other jurisdiction            (IRS Employer Identification No.)
            of incorporation or
               organization)

       225 WEST STATION SQUARE DRIVE
                 SUITE 700
      PITTSBURGH, PENNSYLVANIA 15219                       (412) 454-2200
 (Address of principal executive offices)        (Registrant's telephone number,
                                                        including area code)


                                       N/A
          (Former name or former address, if changed since last report)





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




ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

       The information in this Current Report is being furnished and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

       On July 21, 2004, WESCO issued a press release announcing its earnings for the second quarter of 2004. A copy of the press release is attached hereto.



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



                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                  July 21, 2004        WESCO International, Inc.
                 ---------------      -----------------------------------
                      (Date)


                                       /s/ Stephen A. Van Oss
                                       ----------------------------------
                                       Stephen A. Van Oss
                                       Senior Vice President and Chief Financial
                                       and Administrative Officer
 logo           NEWS RELEASE
                ---------------------------------------------------------------
                WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219



      WESCO INTERNATIONAL, INC. REPORTS FISCAL 2004 SECOND QUARTER RESULTS

                              SALES INCREASE 13.5%
                        RECORD OPERATING PROFIT ACHIEVED
                            NET INCOME RISES SHARPLY

             Contact: Stephen A. Van Oss, Senior Vice President and
                   Chief Financial and Administrative Officer
          WESCO International, Inc. (412) 454-2271, Fax: (412) 454-2477
                            http://www.wescodist.com


Pittsburgh, PA, July 21, 2004 - WESCO International, Inc. [NYSE:WCC], a leading provider of electrical MRO products, construction materials, and advanced integrated supply procurement outsourcing services, today announced its 2004 second quarter financial results.

Stephen A. Van Oss, Senior Vice President and Chief Financial and Administrative Officer, stated, "Our operating results were strong, continuing the momentum demonstrated over the last two quarters as initiatives in sales, margin, cost and working capital are generating solid returns. Demonstrating the effectiveness of our cost controls and the significant operating leverage in our business, a 13.5% increase in sales and a 130 basis point improvement in gross margins resulted in operating profit of $42.9 million, more than doubling last year's second quarter results. Net income of $19.1 million and earnings per share of $0.44 are the best achieved by WESCO since it became a public company in 1999."

Net sales for the second quarter of 2004 were $931.0 million compared to $820.2 million in 2003, an increase of 13.5%. Gross margins for the quarter improved to 19.7% from 18.4% for the comparable 2003 quarter. Operating income for the current quarter totaled $42.9 million versus $19.0 million in last year's comparable quarter. Depreciation and amortization included in operating income was $4.6 million for 2004 compared to $5.1 million in 2003. Net income in 2004's second quarter was $19.1 million versus $7.4 million in the comparable 2003 quarter. Earnings per share were $0.44 per share versus $0.16 per share in 2003.

Net sales for the six months ended June 30, 2004 were $1,778.8 million versus $1,611.0 million in last year's comparable period, a 10.4% increase. Gross margins in the current six-month period were 19.4% versus 18.4% last year and operating income totaled $69.1 million versus $37.5 million last year. Depreciation and amortization included in operating income was $9.7 million versus $10.3 million last year. Net income for the 2004 year-to-date period was $28.8 million versus $12.2 million last year, while diluted earnings per share were $0.67 per share in 2004 versus $0.26 per share in 2003.


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


Mr. Van Oss continued, "We have been successful in incorporating recent raw material price increases into our pricing programs and expect to make further progress in margin improvement initiatives. Working capital dollars increased for the quarter, reflecting the investment required for the significant increase in sales and higher raw material costs, although the working capital days' performance showed continued improvement."

Chairman and CEO, Roy W. Haley, commented, "Financial and operational results for the second quarter were excellent. We were particularly pleased with the significant increase in sales volume and progress made with several targeted market development programs. Sales growth and productivity benefits associated with our active implementation of LEAN continuous improvement programs drove record levels of earnings per share."

Mr. Haley continued, "Economic conditions have generally been favorable for our business, even though capital spending on industrial, commercial, and institutional building or expansion projects has continued to be below peak levels of several years ago. Recent reports by economists suggest some weakness in market conditions, but we are anticipating that sales growth for the third quarter could again top 10%."


                                      # # #

Teleconference

WESCO will conduct a teleconference to discuss the second quarter earnings as described in this News Release on July 21, 2004, at 11:00 a.m. E.S.T. The conference call will be broadcast live over the Internet and can be accessed at (http://www.shareholder.com/wesco/medialist.cfm) or from the Company's home page at (http://www.wescodist.com). The conference call will be archived on this Internet site for seven days.

                                      # # #


WESCO International, Inc. [NYSE: WCC] is a publicly traded Fortune 500 holding company, headquartered in Pittsburgh, Pennsylvania, whose primary operating entity is WESCO Distribution, Inc. WESCO Distribution is a leading distributor of electrical construction products and electrical and industrial maintenance, repair and operating (MRO) supplies, and is the nation's largest provider of integrated supply services with 2003 annual product sales of approximately $3.3 billion. The Company employs approximately 5,200 people, maintains relationships with 24,000 suppliers, and serves more than 100,000 customers worldwide. Major markets include commercial and industrial firms, contractors, government agencies, educational institutions, telecommunications businesses and utilities. WESCO operates five fully automated distribution centers and approximately 350 full-service branches in North America and selected international markets, providing a local presence for area customers and a global network to serve multi-location businesses and multi-national corporations.

                                      # # #


The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as well as the Company's other reports filed with the Securities and Exchange Commission.



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



                            WESCO INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (dollar amounts in millions, except per share amounts)
                                   (Unaudited)


                                                THREE MONTHS ENDED                 THREE MONTHS ENDED
                                                     JUNE 30, 2004                      JUNE 30, 2003
                                                ------------------                 ------------------
Net sales                                                 $  931.0                           $  820.2
Cost of sales                                                747.3                              669.3
                                                          --------                           --------
   Gross profit                                              183.7    19.7%                     150.9    18.4%
Selling, general & admin. expenses                           136.2    14.6%                     126.8    15.5%
Depreciation & amortization                                    4.6                                5.1
                                                          --------                           --------
   Income from operations                                     42.9     4.6%                      19.0     2.3%
Interest expense, net                                         10.2                               10.5
Loss on debt extinguishment                                    1.6                                  -
Other expense                                                  1.3                                1.3
                                                          --------                           --------
   Income before income taxes                                 29.8     3.2%                       7.2     0.9%
Provision (benefit) for income taxes                          10.7                               (0.2)
                                                          --------                           --------
   Net income                                             $   19.1     2.1%                  $    7.4     0.9%
                                                          ========                           ========

Diluted earnings per common share:
   Net income                                             $   0.44                           $   0.16
Weighted average shares outstanding                           43.7                               46.5



                                                  SIX MONTHS ENDED                   SIX MONTHS ENDED
                                                     JUNE 30, 2004                      JUNE 30, 2003
                                               -------------------                -------------------
Net sales                                                 $1,778.8                           $1,611.0
Cost of sales                                              1,434.2                            1,314.7
                                                          --------                           --------
   Gross profit                                              344.6    19.4%                     296.3    18.4%
Selling, general & admin. expenses                           265.8    14.9%                     248.5    15.4%
Depreciation & amortization                                    9.7                               10.3
                                                          --------                           --------
   Income from operations                                     69.1     3.9%                      37.5     2.3%
Interest expense, net                                         20.0                               20.9
Loss on debt extinguishment                                    1.6                                0.3
Other expense                                                  2.5                                2.4
                                                          --------                           --------
   Income before income taxes                                 45.0     2.5%                      13.9     0.9%
Provision for income taxes                                    16.2                                1.7
                                                          --------                           --------
   Net income                                             $   28.8     1.6%                  $   12.2     0.8%
                                                          --------                           --------

Diluted earnings per common share:
   Net income                                             $   0.67                           $   0.26
Weighted average shares outstanding                           43.3                               46.5

                            WESCO INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
             (dollar amounts in millions, except per share amounts)
                                   (Unaudited)

                         ASSETS                               JUNE 30, 2004          DECEMBER 31, 2003
                                                              -------------          -----------------
CURRENT ASSETS
      Cash and cash equivalents                                    $    9.4                   $   27.5
      Trade accounts receivable (See Note)                            269.4                      266.6
      Inventories, net                                                379.6                      321.0
      Prepaid expenses and other current assets                        27.7                       41.2
                                                                   --------                   --------
         Total current assets                                         686.1                      656.3
 Total other assets                                                   498.3                      504.9
                                                                   --------                   --------
         Total assets                                              $1,184.4                   $1,161.2
                                                                   ========                   ========

      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable                                             $  443.8                   $  366.4
      Other current liabilities                                        91.2                      113.3
                                                                   --------                   --------
         Total current liabilities                                    535.0                      479.7

Long-term debt (See Note)                                             403.4                      420.0
Other non-current liabilities                                          44.6                       93.8
                                                                   --------                   --------
         Total liabilities                                            983.0                      993.5

STOCKHOLDERS' EQUITY
         Total stockholders' equity                                   201.4                      167.7
                                                                   --------                   --------
         Total liabilities and stockholders' equity                $1,184.4                   $1,161.2
                                                                   ========                   ========


Note: Trade accounts receivable and long-term debt have each been reduced by $300 million and $225 million as of June 30, 2004 and December 31, 2003, respectively, in accordance with WESCO's accounting for its accounts receivable securitization facility. In addition, the carrying value of long-term debt decreased a net $2.9 million during the six months ended June 30, 2004 as a result of the decrease in fair value of the Company's interest rate derivative instruments and as a result of non-cash amortization of discounts associated with the Company's Senior Notes.

                            WESCO INTERNATIONAL, INC.
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                          (dollar amounts in millions)
                                   (Unaudited)

                                                     JUNE 30, 2004         MARCH 31, 2004         DECEMBER 31, 2003
                                                     -------------         --------------         -----------------
Total debt                                                  $435.6                 $424.8                    $422.2
Plus:  A/R Securitization                                    300.0                  215.0                     225.0
Less:  Cash and cash equivalents                              (9.4)                 (13.8)                    (27.5)
                                                            ------                 ------                    ------
   Total indebtedness (including A/R
      Securitization Program), net of cash
      (See Note)                                            $726.2                 $626.0                    $619.7
                                                            ======                 ======                    ======

Note: Total indebtedness (including A/R Securitization Program), net of cash is provided by the Company as an additional measure of the Company's leverage. Generally accepted accounting principles require that this financing facility be presented off-balance sheet. As management internally evaluates the A/R Securitization Facility as an additional form of indebtedness, management believes it is helpful to provide the readers of its financial statements an evaluation of its total indebtedness from all sources of financing. Cash and cash equivalents are deducted from this total to determine total indebtedness (including A/R Securitization Program), net of cash. This amount represents the Company's net obligation due under all of its financing facilities.





                            WESCO INTERNATIONAL, INC.
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                          (dollar amounts in millions)
                                   (Unaudited)

                                                           SIX MONTHS ENDED
                                                              JUNE 30, 2004
                                                           ----------------
Cash flow provided by operations                                     $ 72.3
Less:  Increase in A/R Securitization                                 (75.0)
Less:  Capital expenditures                                            (5.2)
                                                                     ------
   Free cash flow (excluding effects of
     A/R Securitization Program)
     (See Note)                                                      $ (7.9)
                                                                     ======

Note: Free cash flow (excluding the effects of A/R Securitization Program) is provided by the Company as an additional liquidity measure. Generally accepted accounting principles require that changes in this facility be reflected within operating cash flows in the Company's consolidated statement of cash flows. As management internally evaluates the A/R Securitization Facility as an additional form of liquidity, management believes it is helpful to provide the readers of its financial statements with the cash flow from operating activities other than those related to the A/R Securitization Facility. Capital expenditures are deducted from this adjusted operating cash flow amount to determine free cash flow (excluding effects of A/R Securitization Program). This amount represents excess funds available to management to service all of its financing needs (including needs of its A/R Securitization Program) and other investing needs.



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